Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Repurchase Plan and in the related prospectus of our report dated January 8, 2002, on the consolidated financial statements of Eastern Virginia Bankshares, Inc. and Subsidiaries as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which appears in the annual report on Form 10-K of Eastern Virginia Bankshares, Inc. for the year ended December 31, 2001.

Winchester, Virginia
November 18, 2002


                                              /s/ Yount, Hyde & Barbour, P.C.